Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of [            ], 2012, is made by and among (i) MEI Pharma, Inc., a Delaware corporation (the “Company”), (ii) the parties listed on Exhibit A hereto, (each, an “Initial Holder” and collectively, the “Initial Holders”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 5.3 hereof (collectively, the “Holder Permitted Transferees,” and each individually, a “Holder Permitted Transferee”).

RECITALS

A. Pursuant to the terms and conditions set forth in that certain Securities Purchase Agreement, dated as of November 4, 2012, between the Company and the Initial Holders (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Initial Holders an aggregate of 50,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”), and warrants (the “Warrants”) exercisable for the purchase of an aggregate of 35,000,000 shares of Common Stock (the “Warrant Shares”) in accordance with the terms of the Warrants.

B. The terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder for the Company and the Initial Holders to execute and deliver this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Holders (severally and not jointly) agree as follows:

ARTICLE 1 DEFINITIONS

1.1 “Additional Registration Statement” has the meaning set forth in Section 2.2(b).

1.2 “Additional Registration Statement Effectiveness Deadline” has the meaning set forth in Section 2.2(b).

1.3 “Agreement” has the meaning set forth in the preamble.

1.4 “Securities Purchase Agreement” has the meaning set forth in the Recitals.

1.5 “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

1.6 “Closing Date” has the meaning set forth in the Securities Purchase Agreement.

1.7 “Company” has the meaning set forth in the preamble.

1.8 “Common Stock” has the meaning set forth in the Recitals.

1.9 “Cut Back Shares” has the meaning set forth in Section 2.2(a).

1.10 “Delay Liquidated Damages” has the meaning set forth in Section 2.3(a).

1.11	“effective” and “effectiveness” refers to a Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Shares required to be covered thereby.

1.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.13 “Effectiveness Deadline” has the meaning set forth in Section 2.1.

1.14 “Filing Deadline” has the meaning set forth in Section 2.1.

1.15 “Holder Indemnified Person” has the meaning set forth in Section 4.1.

1.16 “Holder Permitted Transferee” and “Holder Permitted Transferees” have the meanings set forth in the preamble.

1.17 “Holders” means, collectively, the Initial Holders and the Holder Permitted Transferees; provided, however, that the term “Holders” shall not include the Initial Holders or any of the Holder Permitted Transferees if such Holder ceases to own or hold any Registrable Shares.

1.18 “Initial Holders” has the meaning set forth in the preamble.

1.19 “Initial Registration Statement” has the meaning set forth in Section 2.1.

1.20 “Loss” has the meaning set forth in Section 4.1.

1.21 “Maintenance Liquidated Damages” has the meaning set forth in Section 2.3(b).

1.22 “Mandatory Registration Termination Date” has the meaning set forth in Section 2.1(b).

1.23 “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

1.24 “Qualifying Holder” has the meaning set forth in Section 5.3.

1.25 “Registrable Shares” means (i) the Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, and (iii) any capital stock of the Company issued or issuable with respect to the Shares or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and excluding any such Registrable Shares sold by a Holder (x) in a transaction in which his, her or its rights under Article 2 are not assigned, (y) pursuant to a registration statement under the Securities Act, or (z) in a transaction in which such Registrable Shares are sold pursuant to Rule 144 (or any similar provision then in force) promulgated under the Securities Act.

1.26 “Registration Statements” means, collectively, the Initial Registration Statement and any Additional Registration Statement.

1.27 “Requisite Holders” means, at the relevant time of reference thereto, those Holders holding more than 60% of the Registrable Shares held by all of the Holders.

1.28 “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

1.29 “SEC” means the United States Securities and Exchange Commission.

1.30 “SEC Restrictions” has the meaning set forth in Section 2.3(a).

1.31 “Securities Act” means the Securities Act of 1933, as amended.

1.32 “Suspension Period” has the meaning set forth in Section 5.2.

ARTICLE 2 REGISTRATION

2.1 Mandatory Registration.

(a) Within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company will prepare and file with the SEC a registration statement on Form S-3, or any other available form if the Company is not eligible to use Form S-3, covering the resale by the Holders of the Registrable Shares in an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Registration Statement”). The Company agrees to use commercially reasonable efforts to cause the Initial Registration Statement to become effective as soon as practicable, but in no event later than sixty (60) days following the date on which the Initial Registration Statement is filed (the “Effectiveness Deadline”); provided, however, that if the Initial Registration Statement is reviewed by the SEC and the SEC provides written comments, the Effectiveness Deadline shall be extended to ninety (90) days following such filing date. If the Company receives written comments from the SEC, it shall provide the Holders a copy of the comments within one Business Day of the Company’s receipt thereof.

(b) The Company will use commercially reasonable efforts to keep the Registration Statements effective until the five-year anniversary of the Closing Date (“Mandatory Registration Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statements and the Holders shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statements (or any prospectus relating thereto). The offer and sale of the Registrable Shares pursuant to the Registration Statements shall not be underwritten.

2.2 Cut Backs.

(a) If at any time the SEC takes the position that the offering of some or all of the Registrable Shares in the Initial Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders subject to such SEC position shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which such Holders’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2.2(a), the SEC refuses to alter its position, the Company shall (A) remove from the Initial Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder, and provided further, that any cut-back imposed on the Holders pursuant to this Section 2.2(a)(i) shall be allocated among the Holders on a pro rata basis based on the number of Registrable Shares held by each Holder at the time such Registration Statement is filed, unless the SEC Restrictions otherwise require or provide. If any cut-back is so imposed on the Holders, each Holder shall have the right to determine the number and type of Registrable Shares to be covered by the Initial Registration Statement (up to an aggregate number of Registrable Shares equal to such Holder’s pro rata share of the total number of Registrable Shares permitted to be covered by such Initial Registration Statement) by written notice to the Company.

(b) In the event the Company is required to remove from the Initial Registration Statement any Cut Back Shares, the Company shall file an additional registration statement covering such Cut Back Shares (the “Additional Registration Statement”), as soon as practicable thereafter, but in no event, unless permitted by the SEC, earlier than the later of (i) the date which is sixty (60) days after the date substantially all of the Registrable Shares registered under the Initial Registration Statement have been sold and (ii) the date six (6) months from the effective date of the Initial Registration Statement. The Company will use its commercially reasonable efforts to cause each Additional Registration Statement to become effective as soon as practicable but in no event later than sixty (60) days following the date on which the Additional Registration Statement is filed (the “Additional

Registration Statement Effectiveness Deadline”); provided, however, that if the Additional Registration Statement is reviewed by the SEC and the SEC provides written comments, the Additional Registration Statement Effectiveness Deadline shall be extended to ninety (90) days following such filing date. If the Company receives written comments from the SEC, it shall provide the Holders a copy of the comments within one Business Day of the Company’s receipt thereof. To the extent the staff of the SEC does not permit all of the unregistered Cut Back Shares to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Cut Back Shares until all the Registrable Shares have been registered with the SEC. If the Cut Back Shares that any Holder seeks to register on an Additional Registration Statement consists of a combination of the types of Registrable Shares in clauses (i), (ii) or (iii) of the definition thereof and the staff of the SEC does not permit all of the unregistered Cut Back Shares to be registered on such Additional Registration Statement, such Holder shall have the right to determine the number and type of Cut Back Shares to be covered by such Additional Registration Statement (up to an aggregate number of Cut Back Shares equal to such Holder’s pro rata share of the total number of Cut Back Shares permitted to be covered by such Additional Registration Statement) by written notice to the Company. If at any time the SEC takes the position that the offering of some or all of the Registrable Shares in the Additional Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the provisions of Section 2.2(a) shall apply mutatis mutandis.

2.3 Effect of Failure to File and Obtain and Maintain Effectiveness.

(a) If (i) the Initial Registration Statement covering the Registrable Shares is not filed with the SEC on or prior to the Filing Deadline, (ii) the Initial Registration Statement is not declared effective by the Effectiveness Deadline, or (iii) an Additional Registration Statement is not declared effective by the Additional Registration Statement Effectiveness Deadline, the Company will make payments to each Holder, as liquidated damages and not as a penalty, in an amount equal to one percent (1%) of the sum of (A) the purchase price of the Shares purchased by such Holder and (B) the exercise price paid for any Warrant Shares held by such Holder for each 30-day period (or pro rata for any portion thereof) following the Filing Deadline for which no Initial Registration Statement is filed, following the Effectiveness Deadline by which such Registration Statement is not declared effective, or following the Additional Registration Statement Effectiveness Deadline by which such Additional Registration Statement is not declared effective, as applicable, with respect to such Registrable Shares, in each case, subject to an aggregate liquidated damages amount of 8% (the “Delay Liquidated Damages”). Any amounts payable as Delay Liquidated Damages shall be paid monthly within five (5) Business Days of the last day of each 30-day period following the Filing Deadline or Effectiveness Deadline, as applicable. Such payments shall be made in cash and shall constitute the Holders’ exclusive monetary remedy for such events.

(b) If, at any time after the effectiveness of a Registration Statement, (i) sales cannot be made under such Registration Statement due to (A) the failure of the Company to maintain the effectiveness of such Registration Statement (other than the imposition by the Company of a permissible Suspension Period) (B) a stop order being imposed or (C) failure to keep the Registration Statement updated, or (ii) the Common Stock is not listed or included for quotation on the NASDAQ Capital Market or other national securities exchange, in each case for a period of 10 consecutive days, or thirty (30) calendar days in the aggregate during any twelve-month period, the Company shall pay to each Holder, as liquidated damages and not as a penalty, one percent (1%) of the purchase price of the Shares purchased by such Holder for each 30-day period (or pro rata for any portion thereof) following the event described in the foregoing clauses (i) or (ii), subject to an aggregate liquidated damages amount of 8% (the “Maintenance Liquidated Damages”). Any amounts payable as Maintenance Liquidated Damages shall be paid within five (5) Business Days of the last day of each such 30-day period. Such payments shall be made in cash and shall constitute the Holders’ exclusive monetary remedy for such events.

(c) Notwithstanding anything to the contrary in this Section 2.3, any limitation on the number of Registrable Shares that may be registered pursuant to applicable law, rules or regulations shall not subject the Company to any obligation to pay Delay Liquidated Damages or Maintenance Liquidated Damages with respect to Cut Back Shares.

2.4 Filings, Etc. The Company shall prepare and file the Initial Registration Statement and the Additional Registration Statements as required pursuant to Sections 2.1 and 2.2 hereof, and shall use commercially reasonable efforts to have the Initial Registration Statement declared effective by the Effectiveness Deadline. The Company shall notify the Holders by facsimile or e-mail (as provided by Holders) as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Holders with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

2.5 Underwriting.

(a) If a Holder intends to distribute the Registrable Shares by means of an underwriting, the Holder shall so advise the Company by giving written notice (the “Underwriting Notice”) then the Company shall, within three (3) days of the receipt thereof, give written notice (the “Holders’ Notice”) to all Holders other than the initiating Holder. Each Holder proposing to distribute their securities through such underwriting shall enter into, and perform its obligations under, an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to Holders holding at least 60% of the Registrable Shares participating in such underwritten offering).

(b) Notwithstanding any other provision of this Article II, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Shares), then the Company shall so advise all Holders of Registrable Shares that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Shares on a pro rata basis (as nearly as practicable) based on the number of Registrable Shares held by all such Holders.

(c) The Company agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and to use commercially reasonable efforts to furnish, at the request of any Holder requesting an underwritten offering pursuant to this Section 2.5, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with an underwritten offering pursuant to this Section 2.5, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such underwritten offering, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters. In addition, the Company shall make available for inspection by (i) the underwriter, (ii) legal counsel to the underwriters and (iii) one firm of accountants or other agents retained by the underwriters (collectively, the “Underwriter Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Underwriter Inspector, and cause the Company’s officers, directors and employees to supply all information which any Underwriter Inspector may reasonably request; provided, however, that each Underwriter Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the underwriters) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the underwriters are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the disclosure of such Records is required by law (provided that the Underwriter Inspector shall have taken reasonable actions to avoid and/or minimize such disclosure), or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. The underwriters shall agree to, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company to the extent practicable and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any underwriters) shall be deemed to limit the underwriters’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(d) All expenses other than underwriting discounts and commissions incurred in connection with an underwritten offering pursuant to this Section 2.5, including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company.

ARTICLE 3 OBLIGATIONS OF THE COMPANY

3.1 Obligations of the Company. In connection with the Company’s obligations under Sections 2.1 and 2.2 hereof to file and have declared effective the Registration Statements with the SEC, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statements and to keep the Registration Statement effective;

(b) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 3.1(a) above) as the Holders may reasonably request in order to facilitate the disposition of such Holders’ Registrable Shares;

(c) Notify the Holders, at any time when a prospectus relating to a Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each Holder) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; upon such notification by the Company, the Holders will not offer or sell Registrable Shares until the Company has notified the Holders that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Holders (it being understood and agreed by the Company that the foregoing clause shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 3.1(c) and deliver copies of same as above provided in Section 3.1(b) hereof);

(d) Promptly respond to any and all comments received from the SEC, with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, and, subject to the Company’s obligation to promptly prepare a prospectus amendment or supplement as provided in Section 3.1(a), file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(e) Use commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statements under such other securities or “blue sky” laws of such states where such registration and/or qualification is required as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the Holders, then the Holders shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses;

(f) Subject to the terms and conditions of this Agreement, use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Shares of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g) Permit a single firm of counsel designated by the Holders to review the Registration Statements and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at the Company’s expense, a reasonable period of time prior to their filing with the SEC and use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose and will not request acceleration of such Registration Statement without prior notice to such counsel;

(h) Use commercially reasonable efforts to cause all the Registrable Shares covered by the Registration Statements to be listed on the NASDAQ Capital Market, or such other securities exchange on which the Company’s common stock is then listed; and

(i) Comply with all requirements of the Financial Industry Regulatory Authority, Inc. with regard to the issuance of the Registrable Shares and the listing thereof on the NASDAQ Capital Market.

(j) If any Holder is required under applicable securities laws to be described in any Registration Statement as an underwriter or a Holder believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder.

(k) If any Holder is required under applicable securities laws to be described in any Registration Statement as an underwriter or a Holder believes that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Holder, (ii) legal counsel to such Holder and (iii) one firm of accountants or other agents retained by the Holders (collectively, the “Inspectors”), all Records, as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Holders are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the disclosure of such Records is required by law (provided that the Inspector shall have taken reasonable actions to avoid and/or minimize such disclosure), or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company to the extent practicable and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(l) The Company shall not file any other registration statements until, or grant registration rights to any Person that can be exercised prior to the time that, the Initial Registration Statement is declared effective by the SEC, provided that this Section 3.1(l) shall not prohibit the Company from filing amendments (pre-effective and post-effective) to registration statements filed prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries, on or after the date of this Agreement, shall enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Initial Holders in this Agreement or otherwise conflicts with the provisions hereof; provided that the Company may grant registration rights to any Person if permitted by the preceding sentence.

3.2 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Each Holder shall promptly notify the Company of any changes in the information furnished to the Company.

3.3 Expenses of Registration. The Company will pay all expenses associated with the Registration Statements, including filing and printing fees, fees of counsel for the Company, the reasonable fees and disbursements of one counsel to the selling Holders, if requested, and accounting fees and expenses, costs associated with clearing the Registrable Shares for sale under applicable state securities laws, listing fees, and the Holders’ reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Shares being sold.

3.4 Delay of Registration. The Holders shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement. In the event such a delay occurs, the dates by which the Initial Registration Statement is required to be filed and become effective pursuant to this Agreement shall be extended by the same number of days of such delay.

ARTICLE 4 INDEMNIFICATION

4.1 Indemnification by the Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Shares are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Shares pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 4.3, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 4.1: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Shares by the Holders pursuant to Section 6.7.

4.2 Indemnification by the Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 4.1, the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 4.3, such Holder shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 4.2 and the agreement with respect to contribution contained in Section 4.4 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 4.2 for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Shares by the Holders pursuant to Section 5.3.

4.3 Indemnification Procedures. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 4 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Shares included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 4, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Article 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

4.4 Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 4 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Shares which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Shares who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Shares pursuant to such Registration Statement.

4.5 Survival of Indemnification Provisions. The obligations of the Company and Holders under this Section 4 shall survive the completion of any offering of Registrable Shares in a registration statement under Section 2, and otherwise.

ARTICLE 5 ADDITIONAL AGREEMENTS

5.1 Reports Under The Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Shares to the public without registration until the Mandatory Registration Termination Date, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Holder owns any Registrable Shares, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and (iv) to furnish such other information as may be reasonably requested to permit the Holders to sell Registrable Shares pursuant to Rule 144 without registration.

5.2 Suspension. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination (i) that continued use by the Holders of a Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Holders of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Holders to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than forty-five (45) days after delivery by the Company of the certificate referred to above in this Section 5.2; provided that the Company shall be entitled to no more than one (1) such Suspension Periods during any twelve (12) month period. During the Suspension Period, none of the Holders shall offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statements (or the prospectus relating thereto). The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

5.3 Transfer of Registration Rights. Each Holder may assign its respective rights under this Agreement in the manner and to the persons as permitted under the Securities Purchase Agreement; provided that in each case such Person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto. After any transfer in accordance with this Section 5.3, the rights and obligations of a Holder as to any transferred Registrable Shares shall be the rights and obligations of the transferee holding such Registrable Shares.

5.4 Confidentiality of Records. Each Holder agrees not to disclose any material non-public information provided by the Company in connection with a registration (including, without limitation, the contemplated filing and timing of filing of a Registration Statement) unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the disclosure of such information is required by law in which case the Holder shall provide the Company with prior written notice of such disclosure to the extent practicable and shall use reasonable efforts to avoid or minimize such disclosure, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement.

ARTICLE 6 GOVERNING LAW; MISCELLANEOUS

6.1 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.2 Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

6.3 Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

6.4 Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

6.5 Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto and, with respect to any Holder, any letter agreements requested by such Holder and executed by the Company with reference to this Agreement) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the Requisite Holders. Any amendment or waiver by a party effected in accordance with this Section 6.5 shall be binding upon such party, including with respect to any Securities purchased under this Agreement at the time outstanding and held by such party (including securities into which such Securities are convertible and for which such Securities are exercisable) and each future holder of all such securities.

6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	MEI Pharma, Inc.
11975 El Camino Real, Suite 101
San Diego, CA 92130
Attn: Secretary
Fax: 858-792-5406

With a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attn: Steven A. Navarro, Esq.
Fax: 212-309-6001

If to a Holder: To the address set forth immediately below such Holder’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

6.7 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Holders. The rights under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Shares if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

6.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.9 Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.10 No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.11 Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Holders. The Company therefore agrees that the Holders are entitled to seek temporary and permanent injunctive relief in any such case. Each Holder also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Holder therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

6.12 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein and no action taken by any Holder pursuant thereto shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

6.13 Exculpation. Each Holder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Holder agrees that no other Holder nor the respective controlling persons, officers, directors, partners, agents or employees of any other Holder shall be liable to any other Holder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Holders and the Company have caused this Agreement to be duly executed as of the date first above written.

MEI PHARMA, INC.

By:

Name:

Title:

Signature Page to Registration Rights Agreement

New Leaf Ventures II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management II, L.L.C.
	Its:	General Partner

By:
Srinivas Akkaraju
Managing Director

Address:

Facsimile:

Signature Page to Registration Rights Agreement

Vivo Ventures Fund VII, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

By:
Albert Cha
Managing Member

Address:

Facsimile:

Vivo Ventures VII Affiliates Fund, L.P.

By:	Vivo Ventures VII, LLC
Its:	General Partner

By:
Albert Cha
Managing Member

Address:

Facsimile:

Signature Page to Registration Rights Agreement

667, L.P., (account #1)

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

667, L.P., (account #2)

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

Signature Page to Registration Rights Agreement

Baker Brothers Life Sciences, L.P.

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

14159, L.P.

By:	Baker Bros. Advisors, LLC
Its: Management company and investment adviser, pursuant to authority granted to it by 14159 Capital, L.P., general partner to 145159, L.P., and not as the general partner

By:
Scott Lessing
President

Address:

Facsimile:

Signature Page to Registration Rights Agreement

Name of Holder:

By:

Name:

Title:

Address:

Signature Page to Registration Rights Agreement

EXHIBIT A

SCHEDULE OF INITIAL HOLDERS

EXHIBIT B

Instrument of Adherence

Reference is hereby made to that certain Registration Rights Agreement, dated as of [            ], 2012, among MEI Pharma, Inc., a Delaware corporation (the “Company”), the Holder and the Holder Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [    ] shares of the Company’s Common Stock, par value $0.00000002 per share or warrants to purchase      shares of the Company’s Common Stock, par value $0.00000002 per share, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Holder Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Holder Permitted Transferees. The notice information for purposes of the Registration Rights Agreement is provided below. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below under the laws of Delaware.

By:

Name:

Title:

Date:

Address for notice:

Accepted:

MEI PHARMA, INC.

By:

Name:

Title:

Date:

[SIGNATURE PAGE TO INSTRUMENT OF ADHERENCE]